Exhibit 11.1


STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
Ag-Chem Equipment Co., Inc. and subsidiaries
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



The per share computation are based on the weighted average number of common shares outstanding during the periods.

                                           Three Months Ended March 31,  Six Months Ended March 31,
                                            -------------------------    -------------------------
                                               1996          1995            1996         1995
                                            -----------   -----------    -----------   -----------
Shares outstanding at beginning of period     9,695,768     9,599,768      9,595,768     9,639,768

Issuance of common stock                           --            --          100,000          --

Repurchase and retirement of common stock          --          (4,000)          --         (44,000)
                                            -----------   -----------    -----------   -----------

Shares outstanding at end of period           9,695,768     9,595,768      9,695,768     9,595,768
                                            ===========   ===========    ===========   ===========

Weighted average shares outstanding           9,695,768     9,597,412      9,647,966     9,612,272
                                            ===========   ===========    ===========   ===========

Net Earnings                                $     6,355   $     7,774    $     6,714   $     8,004
                                            ===========   ===========    ===========   ===========

Earnings per common share
                                            $      0.66   $      0.81    $      0.70   $      0.83
                                            ===========   ===========    ===========   ===========



In May 1995, the Board of Directors declared a four-for-one stock split effected in the form of a stock dividend. Par value remained at $.01 per share. All share and per share amounts have been restated to retroactively reflect the stock split.